UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2013 (December 20, 2013)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amended Partnership Agreement

On December 20, 2013, Behringer Harvard Multifamily REIT I, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), through REIT MP GP, LLC (the “GP”), a wholly owned subsidiary of ours, entered into the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Monogram Residential Master Partnership I LP, which was previously known as Behringer Harvard Master Partnership I LP (the “Partnership”), with Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation (the “Depository”), acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) (the “Fund”, and together with the Depository, “PGGM”).  GP holds a 1% general partnership interest in the Partnership (the “BHMP GP Interest”), and PGGM holds a 99% limited partnership interest in the Partnership.  GP acquired the BHMP GP Interest on August 6, 2013 from an affiliate of GP, which affiliate acquired the BHMP GP Interest on July 31, 2013 from an affiliate of our external advisor, Behringer Harvard Multifamily Advisors I, LLC, in a transaction previously disclosed in our Current Report on Form 8-K filed with the SEC on August 6, 2013 (the “Prior Transaction”).

The Partnership is organized to make, own and manage a portfolio of co-investments in real estate and/or real estate related assets with us, our affiliates or entities formed or advised by us.  The purpose of the amended Partnership Agreement is to make certain revisions in connection with our acquisition of the BHMP GP Interest, including an expansion of the capital PGGM may commit to the Partnership.  In particular, the Partnership Agreement as revised allows PGGM to contribute new capital in an amount equal to (the “PGGM Capital Commitment”) (x) $300 million plus (y) any amounts distributed to PGGM from sales or financings of New Co-Investments (as defined below).  As described further below, during the term of the Partnership, prior to making, or permitting any of our affiliates or entities formed or advised by us to make, an investment that fits within certain parameters, we must generally first offer the Partnership an opportunity to co-invest with us.  Although PGGM is not required to invest the full PGGM Capital Commitment with us, if PGGM  consents to the Partnership’s  investment in a New Co-Investment, PGGM is obligated to fund capital (up to the PGGM Capital Commitment) for such New Co-Investment.

We generally expect that we will co-invest alongside the Partnership, that the Partnership will generally contribute 45% of the capital for each co-investment (1% of which will come from us as the general partner of the Partnership) and that we will generally contribute 55% of the capital for each co-investment (excluding our contribution as the general partner of the Partnership). However, for each New Co-Investment (other than the Initial Investments (as defined below)), the Partnership, at the discretion of PGGM, has the right to elect to contribute between 30% and 49% of the capital for such New Co-Investment. Accordingly, our percentage capital contribution for each New Co-Investment can range between 70% and 51%. We have signed a letter of commitment with PGGM to co-invest our applicable capital percentage (between 70% and 51%) alongside the Partnership for each New Co-Investment that is approved by our board of directors and by the Advisory Committee (as defined and described below) of the Partnership (which Advisory Committee is comprised of two of our representatives and two representatives of PGGM).  Thus, in addition to our existing investments  with the Partnership (described further below), we expect to make a significant amount of our future investments through co-investments with the Partnership.

The term of the Partnership will continue until December 31, 2023, subject to two five-year extensions of such date with the consent of each of PGGM and us.

Below we describe in more detail the terms of co-investments under the Partnership Agreement and other terms of the Partnership Agreement.

Co-Investments

General

Pursuant to the Partnership Agreement, each co-investment made by the Partnership is made through an entity (each, a “Co-Investment Venture”) governed by terms specified in a form of joint venture agreement (each, a “Venture Agreement”).  Each Co-Investment Venture owns interests in real estate and/or real estate related assets through a subsidiary that elects to qualify as a domestically-controlled real estate investment trust (each, a “Subsidiary REIT”).  Each co-investment is owned through a Subsidiary REIT in order to obtain certain tax treatment for PGGM as a foreign investor in the United States.  Each Subsidiary REIT issues approximately $62,500 of non-voting preferred stock that is entitled to a fixed annual dividend to unaffiliated holders as part of its qualification as a REIT for U.S. tax purposes.  Accordingly, the Co-Investment Ventures own 100% of the voting equity interests and in excess of 99% of the economic interests in the underlying investments.

Existing Co-Investments

As of September 30, 2013, PGGM has invested approximately $297.1 million in the Partnership, which has in turn invested the capital in existing co-investments (the “Existing Co-Investments”) that own 14 multifamily residential properties as of the date hereof.  In each Existing Co-Investment, we have also invested capital (a) by virtue of our ownership of the 1% general partnership interest in the Partnership, as well as (b) by investing alongside the Partnership as its partner pursuant to Venture Agreements.  Below is a list of these investments and our and PGGM’s effective ownership in each:

Property Name	Location	Our Effective Ownership Venture/Property Entity (1)	PGGM’s Effective Ownership Venture/Property Entity (1)

55 Hundred	Arlington, VA	55.45%/55.45%	44.55%/44.55%
Bailey’s Crossing	Alexandria, VA	55.45%/53.07%	44.55%/42.63%
The Cameron	Silver Spring, MD	55.45%	44.55%
The District Universal Boulevard	Orlando, FL	55.45%	44.55%
Grand Reserve	Dallas, TX	74.55%	25.45%
Renaissance I and II	Concord, CA	55.45%	44.55%
San Sebastian	Laguna Woods, CA	55.45%	44.55%
Satori	Fort Lauderdale, FL	55.45%/51.87%	44.55%/41.67%
Skye 2905	Lakewood, CO	55.45%	44.55%
Stone Gate	Marlborough, MA	55.45%	44.55%
Tupelo Alley	Portland, OR	55.45%	44.55%
Veritas	Henderson, NV	55.45%/52.05%	44.55%/41.81%
Jefferson Creekside (2)	Allen, TX	55.45%	44.55%

(1)         Effective ownership is based upon contributed capital as of September 30, 2013.  If a Co-Investment Venture makes an equity or debt investment in a separate entity with additional third parties, we refer to such a separate entity as a “Property Entity.”  Property Entity ownership is provided for those ventures in which the venture has other real estate developers and owners as partners.  Because other real estate developers and owners may be partners with us and PGGM in a Property Entity, with separately negotiated rights and obligations, the effective ownership is indicative of, but may differ from, percentages used for distributions, contributions or financing requirements for each respective property.

(2)         This is a mezzanine loan investment.

Generally, a separate Venture Agreement between us and the Partnership exists for each Existing Co-Investment (in some cases we have made more than one co-investment through a single Venture Agreement).  In connection with our entry into the revised Partnership Agreement, we and PGGM agreed (i) to use reasonable efforts to obtain all necessary consents to amend, and (ii) upon obtaining all such necessary consents, to amend the Venture Agreement for each Existing Co-Investment within 90 days following the execution of the Partnership Agreement to reflect certain non-material revisions necessary as a result of the Prior Transaction. Otherwise, the Venture Agreements for each Existing Co-Investment will remain as currently in effect.

New Co-Investments

The Partnership intends to make new co-investments (“New Co-Investments”) in traditional “Class A” multifamily residential properties, such as garden apartments, mid-rise apartments or high-rise apartment complexes, that either are to be developed or are in the process of being developed, or for which development has been completed and a certificate of occupancy has been issued not more than ten years prior to the Partnership’s acquisition of an interest in such co-investment.  In addition, any New Co-Investment made by the Partnership must meet specified investment guidelines and leverage parameters.  Prior to making, or permitting any of our affiliates or entities formed or advised by us to make, an investment that fits within these parameters, we must first offer the Partnership an opportunity to co-invest.  This exclusivity right is subject to certain limitations, including that it will terminate if three proposed co-investments that meet the investment parameters are rejected by the representatives of PGGM on the Advisory Committee during the next ten-year term of the Partnership (or within any five-year renewal term of the Partnership).  Any New Co-Investment by the Partnership must be (a) identified and proposed by GP, (b) within specified investment guidelines and leverage parameters set forth in the Partnership Agreement or as otherwise agreed if outside the guidelines and (c) specifically approved by the representatives of PGGM on the Advisory Committee.

In connection with the amendment and restatement of the Partnership Agreement, PGGM approved 13 specific multifamily investments (the “Initial Investments”) as New Co-Investments.  These properties were contributed to the New Co-Investment Ventures effective with the amendment of the Partnership Agreement pursuant to a contribution agreement with customary terms for such portfolio contributions, and with the Partnership contributing 45% of the capital for such New Co-Investments and the remaining 55% of the capital for such New Co-Investments being contributed by us (excluding our contribution as the general partner of the Partnership).  Accordingly, our effective ownership in these properties is 55.45%.  Below is a list of these investments and our and PGGM’s effective ownership in each:

Property Name	Location	Our Effective Ownership Venture/Property Entity (1)	PGGM’s Effective Ownership Venture/Property Entity (1)

The Franklin Delray	Delray Beach, FL	55.45%	44.55%
4110 Fairmount	Dallas, TX	55.45%	44.55%
Arpeggio Victory Park	Dallas, TX	55.45%	44.55%
Allusion West University	Houston, TX	55.45%	44.55%
Seven Rio	Austin, TX	55.45%	44.55%
21 Lawrence	Denver, CO	55.45%	44.55%
Audubon	Wakefield, MA	55.45%	44.55%
Muse Museum District	Houston, TX	55.45%	44.55%
Water Street	Cambridge, MA	55.45%	44.55%
Alexan	Dallas, TX	55.45%/49.91%	44.55%/40.09%
Tysons Corner	Tysons Corner, VA	55.45%/49.91%	44.55%/40.09%
Peachtree	Atlanta, GA	55.45%/44.36%	44.55%/35.64%
Brickell	Miami, FL	55.45%/44.36%	44.55%/35.64%

(1)         Effective ownership is based upon our contributed capital as of September 30, 2013.  If a Co-Investment

Venture makes an equity or debt investment in a separate entity with additional third parties, we refer to such a separate entity as a “Property Entity.”  Property Entity ownership is provided for those ventures in which the venture has other real estate developers and owners as partners with contributed capital as of September 30, 2013.  Because other real estate developers and owners may be partners with us and PGGM in a Property Entity, with separately negotiated rights and obligations, the effective ownership is indicative of, but may differ from, percentages used for distributions, contributions or financing requirements for each respective property.

Mark T. Alfieri, our President and Chief Operating Officer, is considered a “key man” under the Partnership Agreement.  If at any time after the earlier to occur of (x) the date on which $300 million of capital commitments has been invested by PGGM in New Co-Investments and (y) December 20, 2016, Mr. Alfieri is no longer employed by us or our affiliates, becomes incapacitated, or does not devote 100% of his business time to our business and activities (a “Key Man Event”), then we must submit a proposal to PGGM to address our plan to deal with Mr. Alfieri’s absence within 30 days after the Key Man Event, and PGGM must consider whether to approve it within 10 days of receipt of such proposal. During the period commencing on the date of the Key Man Event and ending 10 days after PGGM’s receipt of our proposal, GP may not cause the Partnership to invest in any New Co-Investments without PGGM’s consent. If PGGM does not approve our proposal, then PGGM’s exclusivity right with respect to New Co-Investments will cease and no new investments will be made pursuant to the Partnership Agreement.

In addition, until the earlier to occur of (x) the date on which $300 million of capital commitments has been invested by PGGM in New Co-Investments and (y) December 20, 2016, if we undergo a change of control, then until such time as PGGM has consented to such change of control, GP may not cause the Partnership to invest in any New Co-Investments without PGGM’s consent.  If PGGM does not consent to such change of control, then PGGM’s exclusivity right with respect to New Co-Investments will cease and no new investments will be made pursuant to the Partnership Agreement.  Under the Partnership Agreement, a “change of control” means a transfer of 50% or more of the economic or voting rights in the capital of GP or us, or the failure of our board of directors to be comprised of a majority of independent directors (unless such failure to be comprised of a majority of independent directors is caused by the death, incapacity, removal or resignation of an independent director and the board of directors is comprised with a majority of independent directors within 60 days thereafter).

Terms of the Venture Agreements for New Co-Investments

New Co-Investment Ownership, Capital Contributions and Distributions.  We generally expect to own a 55% interest in each new Co-Investment Venture and the Partnership to own the remaining 45% interest (provided, as described above, PGGM may, in its discretion, elect for the Partnership to own between 30% and 49% of any New Co-Investment).  Capital contributions are generally required to be made pro rata in accordance with the ownership interests.  Distributions of net cash flow from the New Co-Investment Ventures are distributed to the partners no less than monthly in accordance with their ownership interests.  Partners generally share in the expenses of the new Co-Investment Ventures in accordance with their ownership interests, but the Partnership will not share our expenses in evaluating, negotiating or structuring New Co-Investments (unless such fees, costs or expenses have been approved by the Advisory Committee of the Partnership as part of the Advisory Committee’s approval of the investment proposal for a New Co-Investment).

New Co-Investment Management.  Pursuant to each new Venture Agreement for a New Co-Investment, the new Co-Investment Venture is managed by an indirect wholly owned subsidiary of ours.  As manager, we have control over the affairs of the new Co-Investment Venture, but the operation of new Co-Investment Ventures must generally be conducted in accordance with operating plans approved by the Partnership. In addition, without the consent of the Partnership (which may be given through operating plans or investment guidelines made in advance), we may not approve or disapprove on behalf of the new Co-Investment Venture certain major decisions affecting the new Co-Investment Venture, including but not limited to: (i) selling or otherwise disposing of the underlying real estate investment, (ii) selling any additional interests in the new Co-Investment Venture or the new Subsidiary REIT, (iii) incurring or modifying any indebtedness with respect to the investment, (iv) entering into, or materially modifying, any agreement with a general contractor for any improvements to the investment following stabilization that cost $500,000 or more, (v) delegating or outsourcing any services to a third party where the aggregate costs per service provider for such delegation or outsourcing is in excess of $250,000, or (vi) executing any retail space lease covering 5,000 or more rentable square feet.  As described further below, withholding or granting any approval or consent with respect to any matter pursuant to a new Venture Agreement requiring the consent of the Partnership, including but not limited to major decisions under the new Venture Agreements, requires approval of the Partnership’s Advisory Committee.  At the election of PGGM, we may be removed as manager of the new Co-Investment Venture as a result of the occurrence of certain cause events.  In addition, if we are removed by PGGM as GP of the Partnership as a result of the occurrence of certain cause events, then the Partnership may remove us as manager of the new Co-Investment Venture and appoint a successor.

New Co-Investment Major Disputes.  If a cause event occurs, giving PGGM the right to remove us as manager of a new Co-Investment Venture, or if the partners under a new Venture Agreement disagree with respect to certain major decisions and cannot resolve them pursuant to the resolution procedures in the new Venture Agreement, then prior to the FIRPTA Event Buy/Sell Exercise Date (as defined and described below), the Partnership may exercise the Sale Right (as defined and described below) under the new Venture Agreement.  After the FIRPTA Event Buy/Sell Exercise Date, in these situations either partner may initiate the FIRPTA Event Buy/Sell (as defined and described below) under the new Venture Agreement.

New Co-Investment Sale Right. The Partnership may initiate a sale right (the “Sale Right”) under a new Venture Agreement in the event of certain major disputes or upon the occurrence of a cause event under a new Venture Agreement (in each case, as described above), provided that none of the following have been initiated: the Portfolio Sale Right, the Project Sale Right, or the Special Situation Right (each as defined and described below), and further provided that the FIRPTA Event Buy/Sell Exercise Date has not occurred.  If the Sale Right is initiated by the Partnership, then we have 30 days to make an offer to purchase the underlying investment held by the New Co-Investment Venture.  If no offer is made, or no agreement is reached within 30 days of an offer, we and the Partnership will jointly make every reasonable effort to effect a sale of the investment to a third party pursuant to specified procedures. In connection with the sale effort, we may submit an improved offer for the investment at any time and have certain rights to match offers made by third parties.

New Co-Investment FIRPTA Event Buy/Sell. Within six months from the occurrence of any event or circumstance applicable to PGGM (as determined by PGGM in its sole and absolute discretion) that allows PGGM to achieve its tax planning objectives without the need to own its direct or indirect interest in a co-investment through a domestically-controlled REIT, whether pursuant to a repeal, recession or change in law or otherwise, PGGM may send to us a notice stating that a “FIRPTA Event” has occurred. Within six months after sending us a notice stating that a FIRPTA Event has occurred, PGGM may send us a subsequent notice (the “FIRPTA Event Buy/Sell Election Notice”) stating that as a result of the occurrence of such FIRPTA Event, PGGM is opting into special buy/sell procedures (the “FIRPTA Event Buy/Sell”) that (a) apply under the new Venture Agreements and (b) replace the Project Sale Right under the Partnership Agreement (described below) and the Sale Right under the new Venture Agreements.  If PGGM does not deliver the FIRPTA Event Buy/Sell Election Notice to us prior to the expiration of such subsequent six month period, then PGGM will no longer have the right to replace (x) the Sale Right under the new Venture Agreement or (y) the Project Sale Right in the Partnership Agreement, in each case with the FIRPTA Event Buy/Sell. The date that GP receives the FIRPTA Event Buy/Sell Election Notice is referred to as the “FIRPTA Event Buy/Sell Exercise Date.”

If PGGM has delivered to us a FIRPTA Event Buy/Sell Election Notice, then commencing six months after the date of such notice, either we or the Partnership will have the right to initiate the FIRPTA Event Buy/Sell under any new Venture Agreement with respect to a New Co-Investment. GP will, at the election of PGGM, direct the Partnership to take all Partnership actions under the FIRPTA Event Buy/Sell procedures under any new Venture Agreement on behalf of the Partnership.

Under the FIRPTA Event Buy/Sell procedures, either partner may state the price it is willing to pay for the other partner’s entire interest.  Within 30 days of receipt of such offer, the offeree must notify the offeror whether it elects to sell its interest to the offeror at the offer price or purchase the offeror’s interest at a price in proportion to the offer price (based on the percentage interests of the partners). If the offeree does not notify the offeror of its election within the required time, it is deemed to have elected to sell its interest. If the obligated purchaser does not comply with the purchase procedures, which generally require the obligated purchaser to close within 30 days, the other partner may be entitled to purchase the obligated purchaser’s interest at a price equal to 90% of the original purchase price (adjusted proportionally for the ownership interests).

New Co-Investment Transfers of Interests.  Generally, neither partner may transfer its interest without the other partner’s consent, which may be withheld in its sole discretion.  However, we are allowed to transfer a portion of our interest in each new Co-Investment Venture provided that (1) in the aggregate, we have not transferred more than 49% of our interest, (2) we have the same level of control over the new Co-Investment Venture as we did immediately prior to such transfer, (3) such transfer does not cause the Subsidiary REIT to no longer qualify as a domestically-controlled REIT, and (4) the Partnership has approved the proposed transferee of such interest, which approval shall not be unreasonably withheld, conditioned or delayed.

Ownership, Capital Contributions and Distributions of the Partnership

We, through GP, own a 1% general partnership interest in the Partnership and PGGM owns a 99% limited partnership interest.  Capital contributions are generally required to be made pro rata in accordance with the ownership interests.  Partners share in the expenses of the Partnership in accordance with their ownership interests (either 99% (PGGM) / 1% (GP)), provided that certain expenses, including the expenses incurred in connection with the amendment to the Partnership Agreement, will be shared 45% by PGGM and 55% by GP, and provided that the Partnership will not pay, nor will PGGM share in paying, our expenses in evaluating, negotiating or structuring New Co-Investments (unless such expenses have been approved by the Advisory Committee of the Partnership as part of the Advisory Committee’s approval of the investment proposal for a New Co-Investment).

The Partnership Agreement allows PGGM to contribute new capital in an amount equal to (x) $300 million plus (y) any amounts distributed to PGGM from sales or financings of New Co-Investments.  Although PGGM is not required to invest this full amount in New Co-Investments through the Partnership, it has a right of first offer to co-invest with us in New Co-Investments through the Partnership (which right of first offer may terminate in the event PGGM elects not to co-invest with us in three  proposed co-investments that meet the investment guidelines and leverage parameters  during the period ended December 31, 2013 (or within any subsequent five-year renewal of the term of the Partnership)). As described further above, prior to making, or permitting any of our affiliates or entities formed or advised by us to make, an investment that fits within certain parameters, during the term of the Partnership (unless PGGM’s Capital Commitment has been reduced below certain levels due to prior New Co-Investments or PGGM’s first offer right has terminated), we must generally first offer the Partnership an opportunity to co-invest with us.  The proceeds to the Partnership of the sale of any Existing Co-Investment are not subject to reinvestment and will be distributable to the partners.

We generally expect that we will co-invest alongside the Partnership, that the Partnership will generally contribute 45% of the capital for each co-investment (1% of which will come from us as the general partner of the Partnership) and that we will generally contribute 55% of the capital for each co-investment. However, for each New Co-Investment (other than the Initial Investments), the Partnership has the right to elect to contribute between 30% and 49% of the capital for such New Co-Investment. Accordingly, our percentage capital contribution for each New Co-Investment can range between 70% and 51%. We have signed a letter of commitment with PGGM to co-invest our applicable capital percentage (between 70% and 51%) alongside the Partnership for each New Co-Investment that is approved by our board of directors and by the Advisory Committee of the Partnership (which is comprised of two of our representatives and two PGGM representatives).  Thus, in addition to our Existing Co-Investments , we expect to make a significant amount of our future co-investments with the Partnership.

Distributions from the Partnership are generally structured with the following priority: (1) first, to the partners in accordance with their ownership interests until PGGM has received a specified internal rate of return and (2) second, a portion to GP to pay specified incentive distributions if investments have performed well, with the remaining portion to the partners in accordance with their ownership interests.

Fees and Non-Accountable Reimbursements Payable to the General Partner

The Partnership will pay to the GP (or its designated affiliate) certain asset management fees (only with respect to all investments) and disposition fees (with respect to Existing Co-Investments), as well as non-accountable expense reimbursements in connection with New Co-Investments.  In addition, with the approval of PGGM, other fees that we pay to ourselves or our affiliates may be allocated to the Partnership or Co-Investment Ventures, to the extent appropriate.  PGGM has agreed that the GP may cause any Co-Investment Venture to engage Behringer Harvard Multifamily Management Services LLC or one of our affiliates to perform the property management, leasing and related services for the underlying property investment, with certain limits on the fees.

Management of the Partnership

Through GP, we generally have control over the day-to-day management and affairs of the Partnership, subject to certain approval and decision rights retained by PGGM (either directly or through its representatives on the Advisory Committee).  The Partnership’s advisory committee (the “Advisory Committee”) must specifically approve all New Co-Investments, dispositions of co-investments, and financings of co-investments.

The Advisory Committee currently consists of two persons designated by us and two persons designated by PGGM.  Approval by the Advisory Committee requires unanimous consent of its members.  Without the consent of the Advisory Committee (and in some cases, the consent of PGGM (as opposed to the PGGM representatives on the Advisory Committee)), GP may not approve or disapprove on behalf of the Partnership certain major decisions affecting the Partnership, such as (i) withholding or granting any approval or consent with respect to any matter pursuant to a Venture Agreement requiring the consent of the Partnership, including but not limited to major decisions under the Venture Agreements, (ii) making investments in or financing or disposing of co-investments, (iii) issuing new interests in the Partnership, or (iv) making any loans of the Partnership’s funds or causing the Partnership to make any guarantees.

In addition, GP may not take any action on behalf of the Partnership pursuant to a buy/sell right in an existing Venture Agreement for an Existing Co-Investment or a FIRPTA Event Buy/Sell in a new Venture Agreement for a New Co-Investment without PGGM’s consent, and will initiate buy/sell proceedings in an existing Venture Agreement for an Existing Co-Investment or FIRPTA Event Buy/Sell proceedings in a new Venture Agreement for a New Co-Investment at the request of PGGM. Similarly, GP may not take any action on behalf of the Partnership pursuant to a Sale Right in any new Venture Agreement for a New Co-Investment without PGGM’s consent, and will initiate Sale Right proceedings in a new Venture Agreement for a New Co-Investment at the request of PGGM.

PGGM may remove or replace GP as general partner of the Partnership upon the occurrence of certain cause events.

Portfolio Sale Right

At the end of the term of the Partnership, we are permitted for a period of 90 days thereafter to make an offer to purchase PGGM’s interest in the Partnership and/or the Partnership’s interests in one or more Co-Investment Ventures.  If no agreement on terms can be reached, the partners will make every reasonable effort to effect a sale of the entire portfolio pursuant to a specified process (the “Portfolio Sale Right”).  In connection with the sale effort, we have certain rights to match offers made by third parties at prices not less than the most recent net asset value for any such investments. The Portfolio Sale Right may not be exercised (i) if the Special Situation Right (as described below) has been exercised, (ii) with respect to any Existing Co-Investment, if the buy/sell right under the Venture Agreement for such Existing Co-Investment has been exercised, or (iii) with respect to any New Co-Investment, if the Sale Right or the FIRPTA Buy/Sell under the Venture Agreement for such New Co-Investment has been exercised.

Project Sale Right

In the event of (i) certain enumerated actions that give PGGM the right to remove GP as general partner of the Partnership for cause and PGGM has declared a cause event on account thereof, (ii) certain change of control events with respect to us and PGGM has declared a change of control event on account thereof, or (iii) the death, incapacity or departure of Mr. Alfieri prior to the earlier to occur of (x) the date on which $300 million of capital commitments have been invested by PGGM in New Co-Investments and (y) December 20, 2016, we may make an offer to purchase 100% of the equity interests in any or all of the Subsidiary REITs holding co-investments made by the Partnership (the “Project Sale Right”).  If no agreement on terms can be reached with respect to the sale of any co-

investments to us, the partners will make every reasonable effort to effect a sale to third parties of any such co-investments not being sold to us on an investment-by-investment basis pursuant to a specified process. In connection with the sale effort, we may submit an improved offer for any investment at any time and have certain rights to match offers made by third parties at prices not less than the most recent net asset value for the applicable investments. The Project Sale Right may not be exercised (i) if the Special Situation Right (as defined below) has been exercised, (ii) with respect to any Existing Co-Investment, if the buy/sell under the Venture Agreement for such Existing Co-Investment has been exercised, (iii) with respect to any New Co-Investment, if the Sale Right under the Venture Agreement for such New Co-Investment has been exercised, or (iv) if a FIRPTA Event Buy/Sell Election Notice has been timely delivered.

Special Situation Right

If our board of directors adopts a resolution (x) to either list our shares on a national securities exchange, merge into another entity, or dispose of substantially all of our properties and (y) to terminate the Partnership, then we will have the right to purchase PGGM’s interest in the Partnership at any time on or after December 20, 2014 by giving written notice to PGGM (the “Buy Notice”), with the price determined as follows (the “Special Situation Right”).  The price payable to PGGM for its interest will be the highest of:

(i) PGGM’s proportionate share of the most recently reported gross fair market value of the Existing Co-Investments and the New Co-Investments (collectively, the “Co-Investments”), plus the sum of an annual escalator that accrues every day, at the rate of 10% per annum of the most recently reported gross fair market value of the Co-Investments for each day between the date of the most recently reported gross fair market value of the  Co-Investments and the closing, less PGGM’s percentage interest in the Partnership’s outstanding credit lines and PGGM’s proportionate interest in the mortgage debt encumbering the Co-Investments (PGGM may require updated appraisals and audit the calculations, at our cost), and

(ii) PGGM’s unreturned capital contributions attributable to  the Co-Investments, plus an annual escalator that accrues every day, at a rate of 10% per annum on the amount determined below for each day between the Buy Notice and the date on which the closing occurs, plus:

•                  if the Buy Notice is issued on or after the first anniversary of the date of the Partnership Agreement but prior to the second anniversary of the date of the Partnership Agreement, an amount necessary to generate a 20% internal rate of return in respect of PGGM’s aggregate capital contributions for all Partnership investments,

•                  if the Buy Notice is issued on or after the second anniversary of the date of the Partnership Agreement but prior to the third anniversary of the date of the Partnership Agreement, an amount necessary to generate a 15% internal rate of return in respect of PGGM’s aggregate capital contributions for all Partnership investments, or

•                  if the Buy Notice is issued on or after the third anniversary of the date of the Partnership Agreement, an amount necessary to generate a 10% internal rate of return in respect of PGGM’s aggregate capital contributions for all Partnership investments, and

(iii) An amount equal to PGGM’s proportionate share of the Co-Investments determined using the purchase price any third-party bidder has offered us for our proportionate interest in all of the investments (exclusive of our interest in any incentive distributions or fees payable under the Partnership Agreement or any Venture Agreement) within 120 days of the Buy Notice, plus an annual escalator that accrues every day, at a rate of 10% per annum on the amount determined in this clause (iii) above for each day between the Buy Notice and the date on which the closing occurs.

Transfer of Partnership Interests

Except for certain transfers to its affiliates, no partner may transfer its interest in the Partnership without the consent of the other partner.

Dispute Resolution

All disputes, disagreements or claims between the parties, arising from, relating to or in connection with the Partnership Agreement or a new Venture Agreement, if not resolved by negotiation between the parties within thirty (30) days of notification by one of the partners to the other partner, will be submitted to binding arbitration, which shall be the exclusive remedy for such disputes.

PGGM Purchase Option

If there is a time at which we have disposed of all or substantially all of our interests in all co-investments with the Partnership (other than the interest of the GP in the Partnership), then PGGM or its affiliates will have a one-time option to purchase our general partnership interest in the Partnership at its net asset value (including all accrued but undistributed incentive distributions).  If PGGM declines to do so, the option will terminate.

The information set forth herein with respect to the Partnership Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Partnership Agreement, which will be filed as an exhibit to our Annual Report on Form 10-K for the period ending December 31, 2013.

Item 7.01.                                        Regulation FD Disclosure.

On December 27, 2013, we issued a press release with respect to the transactions described in this Current Report. A copy of the press release is attached as Exhibits 99.1 to this Current Report. The information in this item, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated December 27, 2013

Forward Looking Statements

This Current Report contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements.  A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this Current Report. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

December 27, 2013	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
General Counsel — Securities and Risk Management and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 27, 2013